Exhibit 99.1

MaxCyte Reports First Quarter 2023 Financial Results and Updates Full Year 2023 Guidance

ROCKVILLE, MD, May 10, 2023 — MaxCyte, Inc., (NASDAQ: MXCT; LSE: MXCT), a leading, cell-engineering focused company providing enabling platform technologies to advance the discovery, development, and commercialization of next-generation cell therapeutics and to support innovative, cell-based research, today announced financial results for the first quarter ended March 31, 2023, and updated 2023 revenue guidance.

First Quarter Highlights

●Total revenue of $8.6 million in the first quarter of 2023, a decrease of 26% compared to the first quarter of 2022.
●Core business revenue of $7.8 million in the first quarter of 2023, a decrease of 19% compared to the first quarter of 2022.
●We now expect total revenue for 2023 to grow between 8% and 12% compared to 2022, with core revenue growth of 5% to 10% and Strategic Platform License (“SPL”) program-related revenue expectations remaining the same at approximately $6 million for the year.
●Two SPL partnerships signed year-to-date. Walking Fish Therapeutics partnership signed in May and Catamaran Bio partnership signed in January. The total number of SPL partners now stands at 20.
●Douglas J. Swirsky appointed MaxCyte’s Chief Financial Officer, bringing over two decades of experience in the healthcare sector, including as a public company executive at Nasdaq-listed organizations.
●Total cash, cash equivalents and short-term investments were $224.7 million as of March 31, 2023.

“Given the evolving operating environment, we are pleased with our first quarter results and the progress we have made towards delivering on our long-term financial and strategic initiatives,” said Doug Doerfler, President and CEO of MaxCyte. “2023 continues to develop into a challenging year for the industry, as companies prioritize their internal development assets within an evolving funding environment, and we are updating our guidance accordingly. We continue to make important progress in 2023, highlighted by expanding our partnership portfolio with two new partners announced including Walking Fish Therapeutics in May and Catamaran Bio in January. Our partnership pipeline continues to develop, with a number of potential partners operating across a variety of cell types, indications, and gene-editing modalities.

“We also look forward to a potentially first commercially approved product enabled by our platform, Vertex and CRISPR’s exa-cel program, which recently announced completion of their rolling Biologics License Applications (BLAs) to the U.S. Food and Drug Administration (FDA) for sickle cell disease and transfusion-dependent beta thalassemia with request for Priority Review. MaxCyte’s technology continues to play a key role enabling the development of lifesaving therapeutics across various disease types. We are excited to see our partners’ progress in 2023 and beyond as the cell therapy industry moves forward.”

The following table provides details regarding the sources of our revenue for the periods presented.

	Three Months Ended
	March 31, (Unaudited)
	2023	2022	%
(in thousands, except percentages)
Cell therapy	$5,975	$7,416	(19%)
Drug discovery	1,797	2,167	(17%)
Program-related	804	2,004	(60%)
Total revenue	$8,576	$11,587	(26%)

First Quarter 2023 Financial Results

Total revenue for the first quarter of 2023 was $8.6 million, compared to $11.6 million in the first quarter of 2022, representing a decline of 26%.

Core business revenue (sales and leases of instruments and disposables to cell therapy and drug discovery customers but excluding program-related revenue) for the first quarter of 2023 was $7.8 million, compared to $9.6 million in the first quarter of 2022, representing a decline of 19%.

Cell therapy revenue for the first quarter of 2023 was $6.0 million, compared to $7.4 million in the first quarter of 2022, representing a decline of 19%. Drug discovery revenue for the first quarter was $1.8 million, compared to $2.2 million in the first quarter 2022, representing a decline of 17%.

SPL program-related revenue was $0.8 million in the first quarter of 2023 as compared to $2.0 million SPL program-related revenue in the first quarter of 2022.

Gross profit for the first quarter of 2023 was $7.6 million (88% gross margin), compared to $10.5 million (91% gross margin) in the first quarter of 2022.

Operating expenses for the first quarter of 2023 were $20.8 million, compared to operating expenses of $14.7 million in the first quarter of 2022.

First quarter 2023 net loss was $10.9 million compared to net loss of $4.1 million for the same period in 2022. EBITDA, a non-GAAP measure, was a loss of $12.2 million for the first quarter of 2023, compared to a loss of $3.7 million for the first quarter of 2022. Stock-based compensation expense was $3.3 million in the first quarter of 2023 compared to $2.5 million in the first quarter of 2022.

2023 Revenue Guidance

We now expect total revenue for 2023 to grow between 8% and 12% compared to 2022, with core revenue growth of 5% to 10% and Strategic Platform License (“SPL”) program-related revenue expectations remaining the same at approximately $6 million for the year.

Webcast and Conference Call Details

MaxCyte will host a conference call today, May 10, 2023, at 4:30 p.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the MaxCyte website at https://investors.maxcyte.com/.

About MaxCyte

At MaxCyte, we pursue cell engineering excellence to maximize the potential of cells to improve patients’ lives. We have spent more than 20 years honing our expertise by building best-in-class platforms, perfecting the art of the transfection workflow, and venturing beyond today’s processes to innovate tomorrow’s solutions. Our ExPERT™ platform, which is based on our Flow Electroporation® technology, has been designed to support the rapidly expanding cell therapy market and can be utilized across the continuum of the high-growth cell therapy sector, from discovery and development through commercialization of next-generation, cell-based medicines. The ExPERT family of products includes: four instruments, the ATx™, STx™, GTx™ and VLx™; a portfolio of proprietary related processing assemblies or disposables; and software protocols, all supported by a robust worldwide intellectual property portfolio. By providing our partners with the right technology, as well as technical and regulatory support, we aim to guide them on their journey to transform human health. Learn more at maxcyte.com and follow us on Twitter and LinkedIn.

Non-GAAP Financial Measures

This press release contains EBITDA, which is a non-GAAP measure defined as earnings before interest income and expense, taxes, depreciation and amortization.  MaxCyte believes that EBITDA provides useful information to management and investors relating to its results of operations. The company’s management uses this non-GAAP measure to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of EBITDA is that it excludes significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents EBITDA together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  A reconciliation table of net loss, the most comparable GAAP financial measure, to EBITDA is included at the end of this release. MaxCyte urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding expected total revenue growth, core business revenue growth and SPL program-related revenue for the year ending December 31, 2023, expansion of and revenue from our SPLs and the progression of our customers’ programs into and through clinical trials. The words "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," “expect,” "estimate," “seek,” "predict," “future,” "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with the timing of our customers’ ongoing and planned clinical trials; the adequacy of our cash resources and availability of financing on commercially reasonable terms; general market and economic conditions that may impact investor confidence in the biopharmaceutical industry and affect the amount of capital such investors provide to our current and potential partners; and demand for our products. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on  March 15, 2023, as well as in discussions of potential risks, uncertainties, and other important factors in our most recent Quarterly report on Form 10-Q and the other filings that we make with the Securities and Exchange Commission from time to time. These documents are available through the Investor Menu, Financials section, under “SEC Filings” on the Investors page of our website at http://investors.maxcyte.com. Any forward-looking statements represent our views only as of the date of this press release and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

MaxCyte Contacts:

US IR Adviser

Gilmartin Group

David Deuchler, CFA

+1 415-937-5400

ir@maxcyte.com

US Media Relations

Seismic Collaborative, A Spectrum Science Company

Valerie Enes

+1 408-497-8568

valerie@teamseismic.com

Nominated Adviser and Joint Corporate Broker

Panmure Gordon

Emma Earl / Freddy Crossley

Corporate Broking

Rupert Dearden

+44 (0)20 7886 2500

UK IR Adviser

Consilium Strategic Communications

Mary-Jane Elliott / Chris Welsh

+44 (0)203 709 5700

maxcyte@consilium-comms.com

MaxCyte, Inc.

Unaudited Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2023	2022

Assets
Current assets:
Cash and cash equivalents	$37,833,400	$11,064,700
Short-term investments, at amortized cost	186,819,300	216,274,900
Accounts receivable	8,294,800	11,654,600
Accounts receivable - TIA (Note 7)	996,600	1,912,400
Inventory	10,264,900	8,580,800
Prepaid expenses and other current assets	2,230,600	2,778,800
Total current assets	246,439,600	252,266,200

Property and equipment, net	24,947,900	23,724,700
Right of use asset - operating leases	9,757,600	9,853,500
Other assets	399,300	809,000
Total assets	$281,544,400	$286,653,400

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,502,100	$531,800
Accrued expenses and other	6,912,900	8,025,300
Operating lease liability, current	475,200	156,800
Deferred revenue, current portion	5,749,200	6,712,600
Total current liabilities	16,639,400	15,426,500

Operating lease liability, net of current portion	15,777,200	15,938,100
Other liabilities	1,309,000	1,321,600
Total liabilities	33,725,600	32,686,200

Stockholders’ equity
Preferred stock, $0.01 par value; 5,000,000 shares authorized and no shares issued and outstanding at March 31, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 102,904,745 and 102,397,913 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	1,029,100	1,024,000
Additional paid-in capital	395,546,600	390,818,500
Accumulated deficit	(148,756,900)	(137,875,300)
Total stockholders’ equity	247,818,800	253,967,200
Total liabilities and stockholders’ equity	$281,544,400	$286,653,400

MaxCyte, Inc.

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2023	2022
Revenue	$8,576,300	$11,587,300
Cost of goods sold	999,800	1,062,600
Gross profit	7,576,500	10,524,700

Operating expenses:
Research and development	6,046,500	3,765,300
Sales and marketing	6,296,100	3,838,700
General and administrative	7,498,900	6,632,500
Depreciation and amortization	912,200	447,300
Total operating expenses	20,753,700	14,683,800
Operating loss	(13,177,200)	(4,159,100)

Other income (expense):
Interest income	2,295,600	91,800
Total other income (expense)	2,295,600	91,800
Net loss	$(10,881,600)	$(4,067,300)
Basic and diluted net loss per share	$(0.11)	$(0.04)
Weighted average shares outstanding, basic and diluted	102,846,036	101,305,943

MaxCyte, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(10,881,600)	$(4,067,300)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	961,700	487,400
Net book value of consigned equipment sold	16,800	32,800
Stock-based compensation	3,276,600	2,462,400
Amortization of discounts on short-term investments	(1,730,100)	(33,200)

Changes in operating assets and liabilities:
Accounts receivable	3,359,800	(1,750,800)
Accounts receivable - TIA	915,800	(2,119,200)
Inventory	(1,706,000)	(1,377,000)
Prepaid expense and other current assets	548,200	1,117,200
Right of use asset – operating leases	95,900	(5,212,600)
Other assets	409,700	(738,200)
Accounts payable, accrued expenses and other	1,227,000	(150,500)
Operating lease liability	157,500	7,569,000
Deferred revenue	(963,400)	84,900
Other liabilities	(12,600)	900
Net cash used in operating activities	(4,324,700)	(3,694,200)

Cash flows from investing activities:
Purchases of short-term investments	(57,814,300)	—
Maturities of short-term investments	89,000,000	200,796,000
Purchases of property and equipment	(1,558,000)	(5,999,500)
Proceeds from sale of equipment	9,100	—
Net cash provided by investing activities	29,636,800	194,796,500

Cash flows from financing activities:
Proceeds from exercise of stock options	1,456,600	892,600
Net cash provided by financing activities	1,456,600	892,600
Net increase in cash and cash equivalents	26,768,700	191,994,900
Cash and cash equivalents, beginning of period	11,064,700	47,782,400
Cash and cash equivalents, end of period	$37,833,400	$239,777,300

Unaudited Reconciliation of Net Loss (GAAP) to EBITDA (Non-GAAP)

	Three Months Ended
	March 31,
	2023	2022
(in thousands)
Net loss (GAAP)	$(10,882)	$(4,067)
Depreciation and amortization expense	962	487
Interest income	(2,296)	(92)
Income taxes	—	—
EBITDA (Non-GAAP)	$(12,216)	$(3,672)